COMMERCIAL BANCSHARES, INC.
Executive Vice President and Chief Financial Officer

EXHIBIT 32.1

SARBANES-OXLEY ACT SECTION 906
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Robert E. Beach, President and Chief Executive Officer of Commercial Bancshares, Inc. (the “Company”), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended September 30, 2009 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert E. Beach

President and Chief Executive Officer
Dated: November 12, 2009

See notes to the consolidated financial statements.